Exhibit 99.1

Contact:

David C. Dreyer,

Chief Financial Officer

Christopher Schwartz,

Vice President, Financial Reporting and Investor Relations

866.861.3229

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FOR IMMEDIATE RELEASE

AMN HEALTHCARE SERVICES ACQUIRES PLATINUM SELECT

Leader in Healthcare Staffing Claims Top Spot in Allied Staffing Services

SAN DIEGO - February 15, 2008 - AMN Healthcare Services, Inc. (NYSE: AHS), the nation's largest healthcare staffing company, announced today that it has acquired substantially all of the assets of Platinum Select, L.P. ("Platinum Select"), one of the nation's leading travel allied staffing firms, for up to $50.3 million in cash, consisting of an initial purchase payment and a potential additional earn- out payment based on 2008 performance. AMN Healthcare financed the transaction using cash on hand and its revolving credit facility and expects it to be accretive to 2008 earnings.

Dallas-based Platinum Select provides a full array of travel allied staffing solutions, including therapy and imaging professionals and travel nurse staffing solutions, to over 800 clients across the country. For its fiscal year ended December 31, 2007, Platinum Select had revenue of $52.9 million and EBITDA of $4.0 million.

"Platinum Select has built an excellent reputation within the allied staffing market by consistently delivering high-quality clinicians and high touch personal service. This addition to AMN Healthcare fits perfectly with our strategy of continuing to expand our service offering to our clients and offers our healthcare professionals the largest selection of assignments across the country," said Susan Nowakowski, President and CEO of AMN Healthcare. "AMN is already the largest provider of nurse and physician staffing in the U.S., and we believe that with the acquisition of Platinum Select, positioned alongside our existing allied staffing brands of Med Travelers and Rx Pro Health, AMN is also now the nation's largest provider of travel allied healthcare staffing."

Landry Seedig, President of Platinum Select added: "This is an exciting opportunity for our clients and employees to become part of AMN Healthcare, the largest provider of healthcare professionals and services in America. We believe this business combination will allow us to deliver continued growth given the synergies possible with AMN's large national customer base."

Platinum Select will retain its distinct brand identity, strengthening and complementing AMN Healthcare's diversified portfolio of healthcare staffing services. The company will continue to be based in Dallas and its employee team of approximately 115 people is expected to remain. Platinum Select will operate within AMN Healthcare's nurse and allied healthcare staffing segment.

About AMN Healthcare

AMN Healthcare Services, Inc. is the largest temporary healthcare staffing company in the United States and the largest nationwide provider in all four of its business lines: travel nurse staffing, locum tenens staffing (temporary physician staffing), physician permanent placement services and travel allied staffing. AMN Healthcare recruits healthcare professionals both nationally and internationally and places them on variable lengths of assignments and in permanent positions at acute-care hospitals, physician practice groups and other healthcare facilities throughout the United States. For more information, visit www.amnhealthcare.com.

About Platinum Select

Platinum Select, L.P. is one of the leading providers of travel allied staffing in the U.S. The company has experienced steady growth since its inception in 2001 due largely to its continuous focus on providing high-quality clinicians and high-touch personal service, superior flexibility and premium solutions to clients and professionals. The company is accredited by the Joint Commission and was recognized by Staffing Industry Analysts in both 2006 and 2007 as one of America's 10 fastest growing healthcare staffing firms. For more information, visit www.platinumselect.org.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Ms. Nowakowski's comments that the company is believed to be the largest provider of allied healthcare staffing and Mr. Seedig's comments that the combination will allow the Company to deliver continued growth. The company based these forward-looking statements on its current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. The following factors could cause the company's actual results to differ materially from those implied by the forward-looking statements in this press release: the company's ability to continue to recruit qualified temporary and permanent healthcare professionals at reasonable costs; the company's ability to retain qualified temporary healthcare professionals for multiple assignments at reasonable costs; the company's ability to attract and retain sales and operational personnel; the company's ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks and physician practice groups on terms attractive to the company and to secure orders related to those contracts; the company's ability to demonstrate the value of its services to its healthcare and facility clients; changes in the timing of hospital, healthcare facility and physician practice group clients' orders for temporary healthcare professionals; the general level of patient occupancy at hospital and healthcare facility clients' facilities; the overall level of demand for services offered by temporary and permanent healthcare staffing providers; the ability of hospital, healthcare facility and physician practice group clients to retain and increase the productivity of their permanent staff; the variation in pricing of the healthcare facility contracts under which the company places temporary healthcare professionals; the company's ability to successfully implement its strategic growth, acquisition and integration strategies; the company's ability to leverage its cost structure; access to and undisrupted performance of the company's management information and communication systems; the effect of existing or future government legislation and regulation; the company's ability to grow and operate its business in compliance with legislation and regulations; the challenge to the classification of certain of the company's healthcare professionals as independent contractors; the impact of medical malpractice and other claims asserted against the company; the impact on the company's earnings related to share-based payment awards due to changes in accounting rules; the disruption or adverse impact to the company's business as a result of a terrorist attack; the company's ability to carry out its business strategy and maintain sufficient cash flow and capital structure to support its business; the loss of key officers and management personnel that could adversely affect the company's ability to remain competitive; the effect of recognition by the company of an impairment to goodwill; and the effect of adjustments by the company to accruals for self-insured retentions. Other factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the company's Annual Report on Form 10-K for the year ended December 31, 2006, its Quarterly Report on Form 10-Q, and its Current Reports on Form 8-K. These statements reflect the company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time.

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